EXHIBIT J-2
                           THE NATIONAL GRID GROUP PLC
                      PROPOSED STRUCTURE FOR INVESTMENT IN
                           NEW ENGLAND ELECTRIC SYSTEM

      This exhibit describes and explains the purpose of the corporate structure that The National Grid Group plc ("NGG") intends to use for its acquisition of all of the issued and outstanding shares of New England Electric System ("NEES"). The structure described below is the proposed structure of the NGG system as it relates to NEES immediately after the acquisition of NEES is completed, which is the point when NGG will register as a holding company under the Public Utility Holding Company Act of 1935, as amended, except that it also reflects the proposed subsequent conversion of NEES to a business corporation, NEES Holdings, Inc. A number of the entities described below have not yet been formed and are therefore described generically (i.e., as UK Co, Irish Co or DGP). The following points should be noted in connection with the structure:

      1. The diagram below does not reflect the EUA transaction. When EUA is added to the holding company system, it will not change the structure between NGG and NEES but will instead add companies below NEES. It is currently intended that the EUA operating companies will be held directly by NEES Holdings similar to the way the NEES operating companies will be held under the proposed structure. In some cases, the NEES and EUA operating companies may be merged.

      2. As noted above, National Grid Group intends to convert NEES from a Massachusetts business trust to a business corporation by means of a merger of NEES with and into NEES Holdings, Inc., a business corporation. Among other things, this conversion will eliminate some uncertainties regarding the treatment of NEES under U.K. law. Essentially, because a Massachusetts business trust would not be treated as either a "company" or a pass-through or transparent entity for U.K. tax purposes, having s subsidiary organized as a Massachusetts business trust would likely create difficulties for National Grid Group, which would be eliminated by the conversion to a corporation.

      3. The purpose of this structure is to permit both reinvestment and repatriation of the profits of NEES in a tax efficient manner. The intermediate companies between National Grid Group and NEES Holdings are formed solely for the purposes of this transaction and are directly or indirectly wholly owned by National Grid Group. The parties note that this structure provides insulation to the U.S. jurisdictional operations by separating them from the remainder of the group under a holding company (NGG Holdings) incorporated in the U.S.

      4. The diagram set forth below is the current intended structure based our best understanding of the relevant tax treatment to be afforded the companies and their interaction with management imperatives. However, it is possible that as a result of future changes in tax or accounting rules or other related matters, the structure will need to change to some extent prior to closing. Any changes in the structure prior to the closing of the transaction will be reflected in an amendment to the Application/Declaration on Form U-1.

      The diagram below assumes that the purchase price for NEES is $3.2 billion.


                  External Debt
                 own cash $3.2bn  ------------
                  ------------       NGG plc
                                  ------------
                                        |    Loan $3.2bn
                                  ------------
                                     UK Co 1
                                  ------------
                                        |    Loan $3.2bn
                                  ------------
                                     UK Co2
                                  ------------
                                        |    ordinary and
                                        |    preference shares $3.2bn
                                  ------------
                                    Irish Co
                                  ------------
                                        |
                                        |  Equity
                                        |  $0.23bn
                                 20%    |
                                        |                   Irish Co 2
               *Loan $0.60bn            |
                                        |       Equity
                                        |       $0.67bn
                                        |
                                  ------------
                                      DGP                  *Loan $1.7bn
                                  ------------
                                       |     Equity $3.2bn
                                  ------------
                                  NGG Holdings
                                      Inc.
                                  ------------
                                        |    Equity $3.2bn
                                  ------------
                                  NEES Holdings
                                      Inc.
                                  ------------
                                        |
                                  ------------
                                      NEES
                                  Subsidiaries
                                  ------------


* Guaranteed by NGG plc or subsidiary. Purely internal debt.
[Remainder filed as confidential material pursuant to rule 104]


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